8x8 Announces Convertible Notes Exchange, New Issuance and Stock Repurchase

•$404 million aggregate principal amount of existing notes due 2024 exchanged for $202 million aggregate principal amount of new notes due 2028 and cash
•$60 million share repurchase reduces shares issued and outstanding by estimated 10.7 million shares
•Proceeds of new $250 million Term Loan Credit Facility led by Francisco Partners funds cash portion of convertible note exchange and share repurchase

CAMPBELL, Calif.— August 3, 2022 — 8x8, Inc. (NYSE: EGHT) ("8x8" or the "Company"), a leading integrated cloud communications platform provider, announced today that it has entered into privately negotiated agreements with certain of the holders of its existing 0.50% Convertible Senior Notes due 2024 (the “2024 Notes”) to exchange an aggregate of approximately $404 million principal amount of the 2024 Notes for approximately $202 million aggregate principal amount of a newly issued series of 4.00% Convertible Senior Notes due 2028 (the “New Notes”) and approximately $182 million in cash (the “Exchange”). The Exchange is expected to close on or about August 11, 2022, subject to customary closing conditions.

8x8 intends to use the proceeds of a new term loan described below to fund the cash portion of the Exchange and repurchase $60 million of the Company's common stock in privately negotiated transactions at an average price per share of approximately $5.61 (equal to the closing price of the Company’s common stock on August 3, 2022) to facilitate the Exchange (the “Buyback”). These repurchases could increase, or prevent a decrease in, the market price of the Company’s common stock.
Interest on the New Notes will be payable semi-annually in arrears at a rate of 4% per annum on February 1 and August 1 of each year, beginning on February 1, 2023. The New Notes will mature on February 1, 2028, unless earlier converted, redeemed or repurchased.
Following the Exchange, Buyback and funding of the new term loan, the Company anticipates changes to its debt and share count profiles as reflected below:
•Approximately $404 million, or 81%, of the 2024 Notes exchanged for approximately $202 million of the New Notes and approximately $182 million in cash.
•Total debt outstanding after the exchange and including the term loan facility will be approximately $548 million.
•Shares issued and outstanding reduced by 10.695 million (8.9%), from approximately 120 million shares to approximately 109 million shares.
Reconciliation of Shares Issued and Outstanding:

Shares issued and outstanding as of 7/25/22[1]	119,964,673
Cash for share buybacks	$60,000,000
Closing share price on 08/3/22	$5.61
Shares repurchased and retired	10,695,000
Pro forma shares outstanding after buybacks	109,269,673
% decrease in shares issued and outstanding	8.9%

Summary of Changes to 8x8 Debt Profile:

		New Note Issuance and New Term Loan		Post Exchange and Issuance
($MM)	Pre- Exchange	Exchanged Notes	New Notes/Loan	Post Exchange Outstanding	% Change	% of Debt Obligations
2024 Notes	$500	($404)	—	$96	(81)%	18%
New 2028 Notes	—	—	$202	$202	—	37%
New Term Loan due August 2027	—	—	$250	$250	—	46%
Total Debt Obligations	$500	($404)	$452	$548	10%	100%

The initial conversion rate of the New Notes will be 139.8064 shares of the Company's common stock per $1,000 principal amount of New Notes, which is equivalent to an initial conversion price of approximately $7.15 per share, and is subject to adjustment upon the occurrence of certain events. The initial conversion price of the New Notes represents a premium of approximately 27.5% over the last reported sale price of $5.61 per share of the Company's common stock on the New York Stock Exchange on August 3, 2022. The Company will settle conversions of the New Notes by paying or delivering cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at its election, subject to any covenants in the term loan facility.
The Company may redeem all or any portion of the New Notes, at its option, on or after August 3, 2025 if the last reported sale price of the Company's common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which 8x8
1 Shares issued and outstanding reported in the Company’s fiscal first quarter Form 10-Q filed on July 25, 2022.

provides notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Holders of New Notes may require the Company to repurchase their New Notes upon the occurrence of a fundamental change (as defined in the indenture governing the New Notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, in connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their New Notes in connection with such corporate event or during the relevant redemption period.
In connection with the Exchange, 8x8 intends to enter into an indenture establishing the terms of the New Notes.
Neither the New Notes, nor any shares of the Company's common stock issuable upon conversion of the New Notes, have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
J. Wood Capital Advisors LLC acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to the Company on the transaction.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the New Notes, the Company's common stock potentially issuable upon conversion of the New Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
8x8 Announces $250 Million Term Loan Credit Facility in Transaction Led by Francisco Partners
Separately, the Company announced a new $250 million senior secured term loan facility in a tailored capital solution led by Francisco Partners. The Company intends to use the facility to fund the cash portion of the exchange of approximately $404 million principal amount of the Company’s 0.50% convertible notes due 2024 and the concurrent repurchase of approximately $60 million of the Company’s common stock.
In connection with the term loan, the Company also issued detachable warrants exercisable for an aggregate of 3.1 million shares of the Company’s common stock to Francisco Partners and its affiliates. The warrants carry a five-year term and an exercise price equal to $7.15, representing a 27.5% premium over the closing price of the Company’s common stock on August 3, 2022.

About 8x8 Inc.
8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software as a Service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and API built on one global cloud communications platform. 8x8 uniquely eliminates the silos between Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

8x8®, 8x8 XCaaS™, eXperience Communications as a Service™, eXperience Communications Platform™ are trademarks of 8x8, Inc.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include but are not limited to the Company's ability to close the foregoing transactions on the timeline described, with the terms anticipated, or at all. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors. These include that the closing of the transactions is subject to closing conditions. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8 files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8 undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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8x8, Inc. Contacts:
Investor Relations:
Kate Patterson, 1-408-763-8175
katherine.patterson@8x8.com
Media:
John Sun, 1-408-692-7054
john.sun@8x8.com